Exhibit 10.1

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

February 27, 2014

Tesla Motors, Inc.

3500 Deer Creek Road

Palo Alto, California 94304

Ladies and Gentlemen:

This letter agreement confirms the terms of the indemnification being provided by J.P. Morgan Securities LLC (“J.P. Morgan”) to Tesla Motors, Inc. (the “Company”) in connection with the Company’s February 2014 offering and sale of convertible senior notes due 2019 and convertible senior notes due 2021 (collectively, the “Securities”).

1. Indemnification and Contribution.

(a) J.P. Morgan will indemnify and hold harmless the Company, each officer and director of the Company and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, as amended (the “Act”) (collectively, the “indemnified parties”), against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the email (the “Email”) referred to in the prospectus supplement, dated February 27, 2014, relating to the Securities under the heading “Risk Factors—Risks Related to the Ownership of our Notes and our Common Stock—If an unauthorized e-mail message sent by an employee of one of the underwriters in this offering were held to violate the Securities Act, some purchasers of securities in this offering may have the right to seek refunds or damages.” J.P. Morgan will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(b) Promptly after receipt by an indemnified party under subsection (a) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against J.P. Morgan under such subsection, notify J.P. Morgan in writing of the commencement thereof (each such notice to J.P. Morgan, a “Notice”); but the omission so to notify J.P. Morgan shall not relieve J.P. Morgan from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify J.P. Morgan of the commencement thereof, J.P. Morgan shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to

J.P. Morgan), and, after notice from J.P. Morgan to such indemnified party of its election so to assume the defense thereof, J.P. Morgan shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. J.P. Morgan shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(c) The right to indemnification provided in this letter agreement is cumulative and in addition to and not in lieu of any other remedies available to the Company under this letter agreement, at law, or in equity, including the obligations J.P. Morgan may otherwise have pursuant to Section 9 of the Underwriting Agreement, between the Company and Goldman, Sachs & Co., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. (the “Underwriting Agreement”), and the Company shall continue to be subject to any liability which the Company may otherwise have pursuant to Section 9 of the Underwriting Agreement.

2. Governing Law and Submission to Jurisdiction. This letter agreement, and any claim, controversy or dispute arising under or related to this letter agreement, shall be governed by and construed in accordance with the laws of the State of New York. The Company and J.P. Morgan irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of either party related to or arising out of this letter agreement or the performance of services hereunder.

The Company and J.P. Morgan hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any state or Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this letter agreement. The Company and J.P. Morgan agree that service of any process, summons, notice or document by registered mail addressed to the Company or J.P. Morgan shall be effective service of process for any suit, action or proceeding brought in any such court. The Company and J.P. Morgan hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any inconvenient forum.

3. Miscellaneous. This letter agreement together with the Underwriting Agreement contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto. This letter agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this letter agreement. This letter agreement is solely for the benefit of the indemnified parties and J.P. Morgan, and no other person shall acquire or have any rights under or by virtue of this letter agreement. This letter agreement may not be assigned or delegated by any party hereto without the other party’s prior written consent.

This letter agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please so indicate by executing this letter, together with the enclosed duplicate originals, in the place indicated and returning two of these originals for our files.

Very truly yours,

J.P. MORGAN SECURITIES LLC

By:	/s/ Sudheer Tegulapalle
Name: Sudheer Tegulapalle
Title: Executive Director

Accepted and agreed to as of

the date first written above.

TESLA MOTORS, INC.

By:	/s/ Todd Maron
Name: Todd Maron
Title: Secretary & Deputy General Counsel

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